UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 1, 2004

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5620	23-1609753
(Commission File Number)	(IRS Employer Identification No.)

800 The Safeguard Building
435 Devon Park Drive
Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

610-293-0600

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On December 3, 2004, Laureate Pharma, Inc. (“Laureate Pharma”), a Delaware corporation and a wholly owned subsidiary of Safeguard Scientifics, Inc. (the “Registrant”), completed the previously announced acquisition of substantially all of the assets comprising the business of Laureate Pharma L.P. (the “Seller”) in accordance with the terms and conditions of the Asset Purchase Agreement dated as of October 20, 2004, by and among the Registrant, Biopharma Acquisition Company, Inc., (now known as Laureate Pharma, Inc.), the Seller, and Purdue Pharma L.P. (the “Asset Purchase Agreement”), as amended. Neither the Seller nor Purdue Pharma L.P. is affiliated with the Registrant.

The Seller operated a bioprocessing and drug delivery services business dedicated to supporting the development and commercialization of new pharmaceutical and diagnostic products. The assets of the Seller acquired by Laureate Pharma include, but are not limited to, accounts receivable; inventory; fixed assets; business records; technology and other intellectual property; supplies; permits; and rights under assumed contracts.

The purchase price of approximately $29.5 million was paid in cash as follows: $24.5 million was funded from the Registrant’s available cash and $5 million was funded through a borrowing made by Laureate Pharma under the Loan and Security Agreement described below in Item 2.03.

We attached as an exhibit to our Current Report on Form 8-K filed October 25, 2004, the Asset Purchase Agreement. The description of the transaction set forth above is qualified in its entirety by reference to this document.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2004, Laureate Pharma entered into a Loan and Security Agreement (the “Loan Agreement”) with Comerica Bank (the “Bank”). The Loan Agreement includes a term loan of up to $5 million (“Term Loan”), a revolving working capital line of up to $3 million (“Revolving Line”), and a line of credit of up to $2 million under which Laureate Pharma may borrow funds during the one-year period commencing on December 1, 2004, to finance equipment and software approved by the Bank (“Equipment Line”).

On December 3, 2004, Laureate Pharma borrowed $5 million under the Term Loan to fund a portion of the purchase price in the acquisition (as described above in Item 2.01). The Term Loan is payable in 60 equal monthly installments of principal plus accrued interest, beginning on January 1, 2005. Unless sooner paid in full, the Term Loan shall have a maturity date of December 1, 2009. Once repaid, the Term Loan or any portion thereof may not be reborrowed.

Advances under the Revolving Line may be repaid and reborrowed at any time prior to the maturity date of November 30, 2005, provided Laureate Pharma is then in compliance with the terms and conditions of the Loan Agreement.

Advances made under the Equipment Line that are outstanding on June 2, 2005, shall be payable in 42 equal monthly installments of principal plus accrued interest, beginning on July 1, 2005; advances made under the Equipment Line that are outstanding on December 2, 2005 (which have not already begun amortizing) shall be payable in 36 equal monthly installments of principal plus accrued interest, beginning on January 1, 2006. Unless sooner paid in full, the Equipment Line shall have a maturity date of December 1, 2008. Once repaid, the Equipment Line or any portion thereof may not be reborrowed.

Interest on the Term Loan and advances under the Revolving Line and Equipment Line bear interest at a rate equal to one-half of one percent below the Bank’s prime rate. Laureate Pharma may elect at the time of funding of any advance under the Equipment Line to pay a fixed rate of interest equal to eight-tenths of one percent above the Bank’s prime rate.

The Loan Agreement includes customary covenants and events of default, including a possible acceleration of maturity dates in the event of a change of control of Laureate Pharma as defined in the Loan Agreement.

Safeguard Delaware, Inc. (“SDI”) and Safeguard Scientifics (Delaware), Inc. (“SSDI”), wholly owned subsidiaries of the Registrant, are guarantors of Laureate Pharma’s obligations under the Loan Agreement. As previously reported in our Current Report on Form 8-K filed October 5, 2004, SDI and SSDI, together with the Registrant, are parties to an existing loan agreement and guaranty with the Bank which provides the Registrant’s companies with a $45 million revolving line and a $10 million letter of credit facility. The Guaranty by SDI and SSDI of Laureate Pharma’s obligations reduced the amount available to the Registrant’s companies under the existing facility by the amount of Laureate Pharma’s indebtedness ($10 million) guaranteed by SDI and SSDI.

The information set forth above is qualified in its entirety by reference to the Loan Agreement attached hereto as Exhibit 99.1 and the Guaranty attached hereto as Exhibit 99.2, which exhibits are incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by amendment as soon as practicable, and in any event not later than 75 days after December 3, 2004 (the closing date described in Item 2.01).

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment as soon as practicable, and in any event not later than 75 days after December 3, 2004 (the closing date described in Item 2.01).

(c) Exhibits

Exhibit Number	Description
99.1	Loan and Security Agreement dated as of December 1, 2004, by and between Comerica Bank and Laureate Pharma, Inc.

99.2	Guaranty dated December 1, 2004 to Comerica Bank provided by Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: December 7, 2004	By:	STEVEN J. FEDER

Steven J. Feder
Senior Vice President and
General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Loan and Security Agreement dated as of December 1, 2004, by and between Comerica Bank and Laureate Pharma, Inc.

99.2	Guaranty dated December 1, 2004 to Comerica Bank provided by Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.